UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                         December 12, 2002

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

0-22639	04-3370491
(Commission File Number)	(IRS Employee Identification No.)

10735 Park Meadows Drive Suite 560 Littleton, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

(Former name or former address, if changed since last report)

Item 5. Other Events.

On December 12, 2002, we entered into definitive agreements for a private placement of $15,000,000 of 5.50% Convertible Subordinated Notes due 2007 (the “Notes”) and related warrants (the “Warrants”) to purchase shares of our Common Stock (the “Common Stock”). The securities are being sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended. The private placement is expected to close on or about December 16, 2002. Attached hereto as Exhibits are copies of the Securities Purchase Agreement, the Form of Note, the Form of Warrant, the Registration Rights Agreement and the press release announcing the private placement.

The private placement will consist of the following securities:

1. $15,000,000 of 5.50% Convertible Subordinated Notes due 2007:

Maturity Date/Interest Payment Dates

The Notes mature on December 15, 2007. Interest is payable semi-annually in arrears on June 1 and December 1, beginning on June 1, 2003.

Conversion

The Notes are convertible at the option of the holder at any time prior to maturity into shares of Common Stock, initially at a conversion price of $10.66 per share, subject to adjustment upon certain events. If a holder elects to convert the Notes prior to December 15, 2003, we will make an additional payment in cash with respect to the Notes in an amount equal to $55.00 per $1,000 principal amount of the Notes converted (representing approximately two interest payments), less the amount of any interest we actually paid on the Notes prior to the conversion date.

Optional Redemption

At any time on or after December 15, 2005, we may redeem some or all of the Notes at par plus accrued and unpaid interest to, but excluding, the redemption date.

Automatic Conversion

All of the Notes will be automatically converted, at our option, into shares of our Common Stock at the then effective conversion price if the closing price of our Common Stock exceeds 150% of the then effective conversion price for any 15 out of 20 consecutive trading days at any time within three years after the first issuance date of the Notes. If the automatic conversion date occurs prior to December 15, 2004, we will make an additional payment in cash with respect to the Notes in an amount equal to $110.00 per $1,000 principal amount of the Notes converted (representing approximately four interest payments), less the amount of any interest we actually paid on the Notes prior to the automatic conversion date.

Repurchase at Holder’s Option Upon Certain Events

Upon certain change in control events or if our Common Stock is no longer traded on a national exchange or an established automated over-the-counter trading market in the United States, a Noteholder may require us to repurchase such holder’s Notes in cash at 110% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to, but excluding, the repurchase date.

Subordination

The Notes are subordinated in right of payment to our existing and future senior indebtedness and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries. As of September 29, 2002, we had $19.0 million in senior indebtedness outstanding. We and our subsidiaries are not prohibited from incurring senior indebtedness or other debt under the

Agreement governing the Notes.

2. Warrants to Purchase 351,782 Shares of Common Stock:

Exercise

Each Warrant is exercisable for one share of our Common Stock at an initial exercise price of $11.10 per share, subject to adjustment upon certain events.

Early Termination of Warrants at Our Option

The Warrants are exercisable (in whole or in part) at any time on or before December 15, 2007, unless earlier terminated at our option upon certain events. At any time after December 15, 2004, if the closing price of our Common Stock exceeds 175% of the then effective exercise price of the Warrants for any 15 out of 20 consecutive trading days, we may terminate the Warrants. Any unexercised warrants as of the date of termination will automatically be deemed exercised in full pursuant to a cashless exercise.

Pursuant to a Registration Rights Agreement, we have agreed to use our reasonable efforts to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the Notes, the Warrants and shares of our Common Stock issuable upon conversion of the Notes and exercise of the Warrants within 30 days of the first issuance date of the Notes and Warrants and (2) cause the shelf registration statement to become effective within 90 days of the first issuance date of the Notes and Warrants, or within 120 days of the first issuance date if the filing is reviewed by the Securities and Exchange Commission. We will be required to pay certain “Registration Delay Payments” if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

We intend to use the net proceeds from the sale of the Notes and the Warrants to pay off higher interest debt and for general corporate purposes, including working capital, and capital expenditures for new restaurants.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements including statements relating to the closing date of the private placement and the use of the net proceeds from the sale of the Notes and the Warrants. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, prolonged downturn in the semiconductor and electronics industries, continued downturn or further decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of our products, and a failure of our new products to achieve broad market acceptance as a result of competing technologies. We assume no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see the risk disclosures in our SEC filings, including our most recent Annual Report on Form 10-K for the year ended December 31, 2001 and our quarterly reports on Form 10-Q filed from time to time with the SEC.

Item 7. Exhibits.

4.1	Form of 5.50% Convertible Subordinated Note Due 2007.
4.2	Form of Warrant to Purchase Common Stock.

4.3	Form of Registration Rights Agreement dated as of December 12, 2002 by and between Champps Entertainment, Inc., U.S. Bancorp Piper Jaffray, Inc. and the Buyers as defined therein.
10.1	Securities Purchase Agreement dated as of December 12, 2002 by and between Champps Entertainment, Inc. and the Buyers as defined therein.
99.1	Press Release Dated December 13, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc.
(Registrant)

Date: December 13, 2002	By:	/s/ Frederick J. Dreibholz
Vice President Chief Financial Officer